As filed with the Securities and Exchange Commission on May 9, 2022

Registration No. 333-120582

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENTS
UNDER THE SECURITIES ACT OF 1933

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-1086538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13050 Paloma Road, Los Altos Hills, CA 94022
(Address of principal executive offices)(Zip code)

Services Agreement

With Gerard Serfati

(Full title of the plan)

Paul Russo

Chief Executive Officer

Kyto Technology and Life Science, Inc.

13050 La Paloma Road

(Name and address of agent for service)

(650) 204-7896
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (this “Amendment”) amends the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) (Registration No. 333-120582) on November 18, 2004 (the “Registration Statement”), registering 4,500,000 shares of common stock of Kyto Technology and Life Science, Inc. (the “Company”) in connection with a services agreement between the Company and Gerard Serfati. The offering contemplated by the Registration Statement has terminated. This Amendment is being filed by the Company, in accordance with the undertaking made by the Company in the Registration Statement, to remove from registration all shares of common stock of the Company registered pursuant to this Registration Statement that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco , State of California, on May 9, 2022.

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

By:	/s/ Paul Russo
Paul Russo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed on May 9, 2022 by the following persons in the capacities indicated.

/s/ Paul M. Russo
Paul M. Russo	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Simon Westbrook
Simon Westbrook	Chief Financial Officer (Principal Financial Officer)

/s/ Mike Baghramian
Mike Baghramian	Director

/s/ Jon S. Saxe
Jon S. Saxe	Director

/s/ Peter D. Staple
Peter D. Staple	Director